EX-99.B(j)-tgtenst

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 33-11466 of Target/United Funds, Inc. on Form N-1A of our report dated February 5, 1999, appearing in the Annual Report of the eleven Portfolios comprising Target/United Funds, Inc. for the year ended December 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.



Deloitte & Touche LLP
Kansas City, Missouri
February 24, 1999